Exhibit 5.1
March 19, 2012

Silicon Graphics International Corp.
46600 Landing Parkway
Fremont, CA 94538
Ladies and Gentlemen:
This opinion letter is furnished to you in connection with a registration statement on Form S-8 (the “Registration Statement”), filed by Silicon Graphics International Corp., a Delaware corporation (the “Company”), on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 2,419,316 shares of the Company’s Common Stock (the “Shares”). The Shares are issuable under the Company’s 2005 Equity Incentive Plan and the Company’s 2005 Employee Stock Purchase Plan (collectively, the “Plans”).
We are familiar with the actions taken by the Company in connection with the adoption of the Plans. We have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.
The opinion expressed below is limited to the Delaware General Corporation Law.
For purposes of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company’s Common Stock will be available for issuance when the Shares are issued.
Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP